Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE
August 3, 2022

Entergy reports second quarter earnings
Company affirms guidance and financial outlooks; expect 2022 results in top half of the range

NEW ORLEANS – Entergy Corporation (NYSE: ETR) reported second quarter 2022 earnings per share of 78 cents on an as-reported basis and $1.78 on an adjusted basis (non-GAAP).

“We had a productive second quarter with accomplishments that made meaningful progress toward our stakeholder objectives,” said Leo Denault, Entergy chairman and chief executive officer. “Higher retail sales were driven by customer growth and hot temperatures across our region. As a result, we are implementing several initiatives to improve affordability and customer experience.”

Business highlights included the following:
•E-TX and Sempra Infrastructure entered into a memorandum of understanding to develop options designed to accelerate the deployment of new renewable generation and to increase the resilience of power supply in E-TX’s Southeast Texas service area, where Sempra Infrastructure’s facilities are under development.
•Construction was completed on E-MS’s 100 MW Sunflower Solar Station.
•E-MS announced that the company selected several resources from its 2022 renewable RFP.
•E-AR increased its 2022 renewable RFP to 1,000 MW from 500 MW.
•E-TX completed a substation that is part of a $44 million investment in the Huntsville distribution network, improving the reliability and resiliency of the local grid.
•The MPSC approved a settlement agreement to resolve all of the MPSC’s complaints against SERI; the proposed settlement is subject to FERC approval.
•The MPSC approved E-MS’s annual FRP filing.
•E-NO submitted its preliminary grid hardening and resilience plan to the CCNO.
•E-LA, E-NO, and E-AR filed their annual FRPs, and E-TX filed its base rate case.
•E-NO submitted its filing for certification of Hurricane Ida costs.
•Entergy completed the sale of Palisades, EWC’s last remaining nuclear asset.
•Edison Electric Institute announced Entergy as a recipient of its Emergency Assistance Award.
•For the seventh consecutive year, Entergy was named to The Civic 50, a Points of Light initiative honoring the 50 most community-minded companies in the U.S.

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Entergy reports first quarter earnings
August 3, 2022

Table of contents Page
News release 1
Appendices 7
A: Consolidated results and adjustments 8
B: Earnings variance analysis 11
C: Utility operating and financial measures 14
D: EWC operating and financial measures 15
E: Consolidated financial measures 16
F: Definitions and abbreviations and acronyms 17
G: Other GAAP to non-GAAP reconciliations 19
Financial statements 21

Consolidated earnings (GAAP and non-GAAP measures)
Second quarter and year-to-date 2022 vs. 2021 (See Appendix A for reconciliation of GAAP to non-GAAP measures and description of adjustments)
	Second quarter			Year-to-date
	2022	2021	Change	2022	2021	Change
(After-tax, $ in millions)
As-reported earnings	160	(6)	166	436	329	108
Less adjustments	(204)	(275)	71	(197)	(238)	40
Adjusted earnings (non-GAAP)	364	269	95	633	566	67
Estimated weather impact	50	(15)	65	66	8	58

(After-tax, per share in $)
As-reported earnings	0.78	(0.03)	0.81	2.13	1.63	0.50
Less adjustments	(1.00)	(1.37)	0.37	(0.97)	(1.18)	0.21
Adjusted earnings (non-GAAP)	1.78	1.34	0.44	3.10	2.81	0.29
Estimated weather impact	0.24	(0.07)	0.31	0.32	0.04	0.28

Calculations may differ due to rounding

Consolidated results

For second quarter 2022, the company reported earnings of $160 million, or 78 cents per share, on an as-reported basis, and earnings of $364 million, or $1.78 per share, on an adjusted basis. This compared to a second quarter 2021 loss of $(6 million), or (3) cents per share, on an as-reported basis, and earnings of $269 million, or $1.34 per share, on an adjusted basis.

Summary discussions by business are below. Additional details, including information on OCF by business, are provided in Appendix A. An analysis of quarterly and year-to-date variances by business is provided in Appendix B.

Business segment results
Utility

For second quarter 2022, the Utility business reported earnings attributable to Entergy Corporation of $153 million, or 75 cents per share, on an as-reported basis, and earnings of

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Entergy reports first quarter earnings
August 3, 2022

$444 million, or $2.17 per share, on an adjusted basis. This compared to second quarter 2021 earnings of $326 million, or $1.62 per share, on both an as-reported and an adjusted basis. There were several drivers for the quarter’s results.

In second quarter 2022, SERI recorded a regulatory charge of $(551 million) ($(413 million) after tax) to increase a regulatory liability to reflect the effects of a partial settlement agreement and offer of settlement related to pending proceedings before the FERC. In June 2022, the MPSC approved a settlement for its 40 percent portion of the complaints. The $588 million liability balance reflects potential refunds if a full settlement is reached with all parties on the same terms as the MPSC settlement. This item was considered an adjustment and excluded from adjusted earnings.

As a result of receiving approvals for storm cost recovery and issuance of securitized debt at E-LA and E-TX, the companies recorded the following:
•the equity portion of carrying costs on storm expenditures not previously recorded (the portions related to prior years were considered an adjustment and excluded from adjusted earnings),
•a reduction in other income to account for LURC’s 1 percent beneficial interest in the trust established as part of E-LA’s securitization (considered an adjustment and excluded from adjusted earnings),
•a reduction in income tax expense as a result of securitization (considered adjustments and excluded from adjusted earnings), and
•amounts reserved to share benefits of securitization with customers (considered adjustments and excluded from adjusted earnings).

Other drivers included:
•higher retail sales volume, including the impacts of weather;
•the net effect of regulatory actions across the operating companies;
•higher operating expenses including other O&M, depreciation expense, and taxes other than income taxes; and
•regulatory provisions recorded in second quarter 2021.

On a per share basis, second quarter 2022 results reflected higher diluted average number of common shares outstanding.

Appendix C contains additional details on Utility operating and financial measures.

Parent & Other

For second quarter 2022, Parent & Other reported a loss attributable to Entergy Corporation of $(80 million), or (39) cents per share, on both an as-reported and an adjusted basis. This compared to a second quarter 2021 loss of $(57 million), or (28) cents per share, on both an as-reported and an adjusted basis. Income taxes contributed to the variance.

On a per share basis, second quarter 2022 results reflected higher diluted average number of common shares outstanding.

Entergy Wholesale Commodities

For second quarter 2022, EWC reported earnings attributable to Entergy Corporation of $87 million, or 42 cents per share, on an as-reported basis. This compared to a second quarter

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Entergy reports first quarter earnings
August 3, 2022

2021 loss attributable to Entergy Corporation of $(275 million), or $(1.37) per share, on an as-reported basis. Drivers for the quarter included:
•a gain of $166 million ($130 million after-tax) as a result of the sale of Palisades in second quarter 2022,
•a loss of $340 million ($268 million after-tax) on the sale of Indian Point in second quarter 2021,
•lower other O&M and depreciation expense due primarily to the shutdown of Indian Point 3 and Palisades, and
•lower decommissioning expenses primarily due to the sale of Indian Point.

These drivers were partially offset by:
•lower revenue primarily due to the shutdown of Indian Point 3 and Palisades, and
•the absence of earnings from NDTs as a result of the sale of Indian Point.

On a per share basis, second quarter 2022 results reflected higher diluted average number of common shares outstanding.

Appendix D contains additional details on EWC operating and financial measures, including reconciliation for non-GAAP EWC adjusted EBITDA.

Earnings per share guidance

Entergy affirmed its 2022 adjusted EPS guidance range of $6.15 to $6.45, and the company expects results to be in the top half of the range. See webcast presentation for additional details.

The company has provided 2022 earnings guidance with regard to the non-GAAP measure of Entergy adjusted EPS. This measure excludes from the corresponding GAAP financial measure the effect of adjustments as described below under “Non-GAAP financial measures.” The company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify with a reasonable degree of confidence all of the adjustments that may occur during the period. One adjustment will be the exclusion of EWC earnings from Entergy adjusted EPS. We currently estimate that the contribution of EWC to Entergy’s as-reported EPS will be approximately 20 cents in 2022.

Earnings teleconference

A teleconference will be held at 10:00 a.m. Central Time on Wednesday, August 3, 2022, to discuss Entergy’s quarterly earnings announcement and the company’s financial performance. The teleconference and a replay of the teleconference may be accessed by visiting Entergy’s website at www.entergy.com; for participants who would like to participate via telephone, please register at https://register.vevent.com/register/BI6152b07a27274da89f66365f26ee51ee to receive the dial-in number along with a unique PIN that is required to access the call (the registration link can also be found on Entergy’s website). The webcast presentation is also being posted to Entergy’s website concurrent with this news release.

Entergy Corporation, a Fortune 500 company headquartered in New Orleans, powers life for 3 million customers through its operating companies across Arkansas, Louisiana, Mississippi, and Texas. Entergy is creating a cleaner, more resilient energy future for everyone with our diverse power generation portfolio, including increasingly carbon-free energy sources. With

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Entergy reports first quarter earnings
August 3, 2022

roots in the Gulf South region for more than a century, Entergy is a recognized leader in corporate citizenship, delivering more than $100 million in economic benefits to local communities through philanthropy and advocacy efforts annually over the last several years. Our approximately 12,000 employees are dedicated to powering life today and for future generations.

Entergy Corporation’s common stock is listed on the New York Stock Exchange and NYSE Chicago under the symbol “ETR”.

Details regarding Entergy’s results of operations, regulatory proceedings, and other matters are available in this earnings release, a copy of which will be filed with the SEC, and the webcast presentation. Both documents are available on Entergy’s Investor Relations website at www.entergy.com/investor_relations.

Entergy maintains a web page as part of its Investor Relations website, entitled Regulatory and Other Information, which provides investors with key updates on certain regulatory proceedings and important milestones on the execution of its strategy. While some of this information may be considered material information, investors should not rely exclusively on this page for all relevant company information.

For definitions of certain operating measures, as well as GAAP and non-GAAP financial measures and abbreviations and acronyms used in the earnings release materials, see Appendix F.

Non-GAAP financial measures

This news release contains non-GAAP financial measures, which are generally numerical measures of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Entergy has provided quantitative reconciliations within this news release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Entergy reports earnings using the non-GAAP measure of Entergy adjusted earnings, which excludes the effect of certain “adjustments,” including the removal of the Entergy Wholesale Commodities segment in light of the company’s exit from the merchant power business. Adjustments are unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as the results of the EWC segment, significant tax items, and other items such as certain costs, expenses, or other specified items. In addition to reporting GAAP consolidated earnings on a per share basis, Entergy reports its adjusted earnings on a per share basis. These per share measures represent the applicable earnings amount divided by the diluted average number of common shares outstanding for the period.

Management uses the non-GAAP financial measures of adjusted earnings and adjusted earnings per share for, among other things, financial planning and analysis; reporting financial results to the board of directors, employees, stockholders, analysts, and investors; and internal evaluation of financial performance. Entergy believes that these non-GAAP financial measures provide useful information to investors in evaluating the ongoing results of Entergy’s business,

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Entergy reports first quarter earnings
August 3, 2022

comparing period to period results, and comparing Entergy’s financial performance to the financial performance of other companies in the utility sector.

Other non-GAAP measures, including adjusted EBITDA; adjusted ROE; adjusted ROE, excluding affiliate preferred; gross liquidity; net liquidity; net liquidity, including storm escrows; debt to capital, excluding securitization debt; net debt to net capital, excluding securitization debt; parent debt to total debt, excluding securitization debt; FFO to debt, excluding securitization debt; and FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC, are measures Entergy uses internally for management and board discussions and to gauge the overall strength of its business. Entergy believes the above data provides useful information to investors in evaluating Entergy’s ongoing financial results and flexibility, and assists investors in comparing Entergy’s credit and liquidity to the credit and liquidity of others in the utility sector. In addition, ROE is included on both an adjusted and an as-reported basis. Metrics defined as “adjusted” (other than EWC’s adjusted EBITDA) exclude the effect of adjustments as defined above. EWC’s adjusted EBITDA represents EWC’s earnings before interest, taxes, and depreciation and amortization, and also excludes decommissioning expense.

These non-GAAP financial measures reflect an additional way of viewing aspects of Entergy’s operations that, when viewed with Entergy’s GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting Entergy’s business. These non-GAAP financial measures should not be used to the exclusion of GAAP financial measures. Investors are strongly encouraged to review Entergy’s consolidated financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. Although certain of these measures are intended to assist investors in comparing Entergy’s performance to other companies in the utility sector, non-GAAP financial measures are not standardized; therefore, it might not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Cautionary note regarding forward-looking statements

In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, statements regarding Entergy’s 2022 earnings guidance; current financial and operational outlooks; industrial load growth outlooks; statements regarding its climate transition and resilience plans, goals, beliefs, or expectations; and other statements of Entergy’s plans, beliefs, or expectations included in this news release. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Forward-looking statements are subject to a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed elsewhere in this news release and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q, and Entergy’s other reports and filings made under the Securities

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Entergy reports first quarter earnings
August 3, 2022

Exchange Act of 1934; (b) uncertainties associated with (1) rate proceedings, formula rate plans, and other cost recovery mechanisms, including the risk that costs may not be recoverable to the extent or on the timeline anticipated by the utilities and (2) implementation of the ratemaking effects of changes in law; (c) uncertainties associated with (1) realizing the benefits of its resilience plan, including impacts of the frequency and intensity of future storms and storm paths, as well as the pace of project completion and (2) efforts to remediate the effects of major storms and recover related restoration costs; (d) risks associated with operating nuclear facilities, including plant relicensing, operating, and regulatory costs and risks; (e) changes in decommissioning trust fund values or earnings or in the timing or cost of decommissioning Entergy’s nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (g) risks and uncertainties associated with executing on business strategies, including strategic transactions that Entergy or its subsidiaries may undertake and the risk that any such transaction may not be completed as and when expected and the risk that the anticipated benefits of the transaction may not be realized; (h) impacts from terrorist attacks, geopolitical conflicts, cybersecurity threats, data security breaches, or other attempts to disrupt Entergy’s business or operations, and/or other catastrophic events; (i) the direct and indirect impacts of the COVID-19 pandemic on Entergy and its customers; and (j) effects on Entergy or its customers of (1) changes in federal, state, or local laws and regulations and other governmental actions or policies, including changes in monetary, fiscal, tax, environmental, or energy policies; (2) the effects of changes in commodity markets, capital markets, or economic conditions; and (3) the effects of technological change, including the costs, pace of development, and commercialization of new and emerging technologies.

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Media inquiries: Neal Kirby 504-576-4238 nkirby@entergy.com	Investor relations inquiries: Bill Abler 504-576-3097 or 281-297-5436 wabler@entergy.com

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Entergy reports first quarter earnings
August 3, 2022

Second quarter 2022 earnings release appendices and financial statements

Appendices

A: Consolidated results and adjustments
B: Earnings variance analysis
C: Utility operating and financial measures
D: EWC operating and financial measures
E: Consolidated financial measures
F: Definitions and abbreviations and acronyms
G: Other GAAP to Non-GAAP reconciliations

Financial statements
Consolidating balance sheets
Consolidating income statements
Consolidated cash flow statements

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A: Consolidated results and adjustments
Appendix A-1 provides a comparative summary of consolidated earnings, including a reconciliation of as-reported earnings (GAAP) to adjusted earnings (non-GAAP).

Appendix A-1: Consolidated earnings - reconciliation of GAAP to non-GAAP measures Second quarter and year-to-date 2022 vs. 2021 (See Appendix A-2 and Appendix A-3 for details on adjustments)
	Second quarter			Year-to-date
	2022	2021	Change	2022	2021	Change
(After-tax, $ in millions)
As-reported earnings (loss)
Utility	153	326	(173)	493	682	(189)
Parent & Other	(80)	(57)	(23)	(151)	(116)	(35)
EWC	87	(275)	362	94	(238)	332
Consolidated	160	(6)	166	436	329	108

Less adjustments
Utility	(291)	-	(291)	(291)	-	(291)
Parent & Other	-	-	-	-	-	-
EWC	87	(275)	362	94	(238)	332
Consolidated	(204)	(275)	71	(197)	(238)	40

Adjusted earnings (loss) (non-GAAP)
Utility	444	326	118	784	682	102
Parent & Other	(80)	(57)	(23)	(151)	(116)	(35)
EWC	-	-	-	-	-	-
Consolidated	364	269	95	633	566	67
Estimated weather impact	50	(15)	65	66	8	58

Diluted average number of common shares outstanding (in millions)	205	201		204	201

(After-tax, per share in $) (a)
As-reported earnings (loss)
Utility	0.75	1.62	(0.87)	2.41	3.39	(0.98)
Parent & Other	(0.39)	(0.28)	(0.11)	(0.74)	(0.58)	(0.16)
EWC	0.42	(1.37)	1.79	0.46	(1.18)	1.64
Consolidated	0.78	(0.03)	0.81	2.13	1.63	0.50

Less adjustments
Utility	(1.42)	-	(1.42)	(1.43)	-	(1.43)
Parent & Other	-	-	-	-	-	-
EWC	0.42	(1.37)	1.79	0.46	(1.18)	1.64
Consolidated	(1.00)	(1.37)	0.37	(0.97)	(1.18)	0.21

Adjusted earnings (loss) (non-GAAP)
Utility	2.17	1.62	0.55	3.84	3.39	0.45
Parent & Other	(0.39)	(0.28)	(0.11)	(0.74)	(0.58)	(0.16)
EWC	-	-	-	-	-	-
Consolidated	1.78	1.34	0.44	3.10	2.81	0.29
Estimated weather impact	0.24	(0.07)	0.31	0.32	0.04	0.28

Calculations may differ due to rounding
a.Per share amounts are calculated by dividing the corresponding earnings (loss) by the diluted average number of common shares outstanding for the period.

See Appendix B for detailed earnings variance analysis.

Appendix A-2 and Appendix A-3 list adjustments by business. Adjustments are included in as-reported earnings consistent with GAAP but are excluded from adjusted earnings. As a result, adjusted earnings is considered a non-GAAP measure.

Appendix A-2: Adjustments by driver (shown as positive/(negative) impact on earnings or EPS)
Second quarter and year-to-date 2022 vs. 2021
	Second quarter			Year-to-date
	2022	2021	Change	2022	2021	Change
(Pre-tax except for income taxes, preferred dividend requirements, and totals; $ in millions)
Utility
E-LA and E-TX true-up for prior year's portion of the equity component of carrying costs for 2020 storms	41	-	41	41	-	41
E-LA contribution to the LURC related to securitization	(32)	-	(32)	(32)	-	(32)
E-LA customer-sharing of securitization benefits	(224)	-	(224)	(224)	-	(224)
SERI litigation settlement regulatory charge	(551)	-	(551)	(551)	-	(551)
Income tax effect on Utility adjustments above	192	-	192	192	-	192
E-LA tax benefit resulting from securitization	283	-	283	283	-	283
Total Utility	(291)	-	(291)	(291)	-	(291)

EWC
Income before income taxes	113	(346)	459	123	(293)	416
Income taxes	(25)	72	(97)	(28)	56	(84)
Preferred dividend requirements	(1)	(1)	-	(1)	(1)	-
Total EWC	87	(275)	362	94	(238)	332

Total adjustments	(204)	(275)	71	(197)	(238)	40

(After-tax, per share in $) (b)
Utility
E-LA and E-TX true-up for prior year's portion of the equity component of carrying costs for 2020 storms	0.18	-	0.18	0.17	-	0.17
E-LA contribution to the LURC related to securitization	(0.15)	-	(0.15)	(0.15)	-	(0.15)
E-LA customer-sharing of securitization benefits	(0.81)	-	(0.81)	(0.81)	-	(0.81)
SERI litigation settlement regulatory charge	(2.02)	-	(2.02)	(2.02)	-	(2.02)
E-LA tax benefit resulting from securitization	1.38	-	1.38	1.38	-	1.38
Total Utility	(1.42)	-	(1.42)	(1.43)	-	(1.43)

EWC
Total EWC	0.42	(1.37)	1.79	0.46	(1.18)	1.64

Total adjustments	(1.00)	(1.37)	0.37	(0.97)	(1.18)	0.21

Calculations may differ due to rounding
b.Per share amounts are calculated by dividing the corresponding earnings (loss) by the diluted average number of common shares outstanding for the period.

Appendix A-3: Adjustments by income statement line item (shown as positive/(negative) impact on earnings)
Second quarter and year-to-date 2022 vs. 2021
(Pre-tax except for income taxes, preferred dividend requirements, and totals; $ in millions)
	Second quarter			Year-to-date
	2022	2021	Change	2022	2021	Change
Utility
Operating revenues	46	-	46	46	-	46
Other regulatory charges (credits)–net	(775)	-	(775)	(775)	-	(775)
Other income (deductions)–other	(37)	-	(37)	(37)	-	(37)
Income taxes	474	-	474	474	-	474
Total Utility	(291)	-	(291)	(291)	-	(291)

EWC
Operating revenues	89	149	(60)	239	397	(158)
Fuel and fuel-related expenses	(25)	(17)	(7)	(51)	(39)	(12)
Purchased power	(26)	(18)	(8)	(39)	(36)	(4)
Nuclear refueling outage expense	(7)	(11)	4	(18)	(22)	4
Other O&M	(42)	(83)	41	(84)	(182)	99
Asset write-off and impairments	164	(342)	506	163	(345)	509
Decommissioning expense	(14)	(40)	26	(28)	(93)	65
Taxes other than income taxes	(3)	(6)	3	(12)	(12)	-
Depreciation/amortization exp.	(3)	(14)	11	(12)	(27)	15
Other income (deductions)–other	(18)	41	(59)	(31)	75	(107)
Interest exp. and other charges	(2)	(4)	2	(3)	(8)	5
Income taxes	(25)	72	(97)	(28)	56	(84)
Preferred dividend requirements	(1)	(1)	-	(1)	(1)	-
Total EWC	87	(275)	362	94	(238)	332

Total adjustments	(204)	(275)	71	(197)	(238)	40

Calculations may differ due to rounding

Appendix A-4 provides a comparative summary of OCF by business.

Appendix A-4: Consolidated operating cash flow
Second quarter and year-to-date 2022 vs. 2021
($ in millions)
	Second quarter			Year-to-date
	2022	2021	Change	2022	2021	Change
Utility	361	1,014	(653)	856	937	(81)
Parent & Other	(84)	(64)	(20)	(119)	(86)	(33)
EWC	1	(154)	155	79	(105)	184
Consolidated	278	796	(518)	816	747	69

Calculations may differ due to rounding

OCF decreased for the quarter due largely to the higher fuel and purchased power cost. Higher interest payments also contributed to the decline. These decreases were partially offset by lower severance and retention payments at EWC, lower non-capital storm restoration expenditures, and higher utility customer receipts (including the effects of weather).

B: Earnings variance analysis
Appendix B provides details of current quarter 2022 versus 2021 as-reported and adjusted earnings per share variances for Utility, Parent & Other, and EWC.

Appendix B-1: As-reported and adjusted earnings per share variance analysis (c), (d), (e)
Second quarter 2022 vs. 2021
(After-tax, per share in $)
	Utility			Parent & Other			EWC		Consolidated
	As- reported	Adjusted		As-reported	Adjusted		As- reported		As- reported	Adjusted
2021 earnings (loss)	1.62	1.62		(0.28)	(0.28)		(1.37)		(0.03)	1.34
Operating revenue less: Fuel, fuel-related expenses and gas purchased for resale, Purchased power, and Regulatory charges (credits)–net	(1.88)	0.74	(f)	-	-		(0.30)	(g)	(2.18)	0.74
Nuclear refueling outage expense	0.01	0.01		-	-		0.02		0.03	0.01
Other O&M	(0.13)	(0.13)	(h)	(0.01)	(0.01)		0.16	(i)	0.02	(0.14)
Asset write-offs and impairments	-	-		-	-		1.99	(j)	1.99	-
Decommissioning expense	(0.01)	(0.01)		-	-		0.10	(k)	0.09	(0.01)
Taxes other than income taxes	(0.07)	(0.07)	(l)	-	-		0.01		(0.06)	(0.07)
Depreciation/amortization exp.	(0.13)	(0.13)	(m)	-	-		0.05	(n)	(0.08)	(0.13)
Other income (deductions)-other	(0.02)	0.16	(o)	(0.04)	(0.04)		(0.23)	(p)	(0.29)	0.12
Interest expense	(0.04)	(0.04)		(0.02)	(0.02)		0.01		(0.05)	(0.06)
Income taxes–other	1.41	0.03	(q)	(0.05)	(0.05)	(r)	(0.01)		1.35	(0.02)
Share effect	(0.01)	(0.01)		0.01	0.01		(0.01)		(0.01)	-
2022 earnings (loss)	0.75	2.17		(0.39)	(0.39)		0.42		0.78	1.78

h

Appendix B-2: As-reported and adjusted earnings variance analysis (c), (d), (e)
Year-to-date 2022 vs. 2021
(After-tax, per share in $)
	Utility			Parent & Other			EWC		Consolidated
	As-Reported	Adjusted		As-Reported	Adjusted		As- Reported		As- Reported	Adjusted
2021 earnings (loss)	3.39	3.39		(0.58)	(0.58)		(1.18)		1.63	2.81
Operating revenue less: Fuel, fuel-related expenses and gas purchased for resale, Purchased power, and Regulatory charges (credits)–net	(1.46)	1.17	(f)	-	-		(0.68)	(g)	(2.14)	1.17
Nuclear refueling outage expense	0.02	0.02		-	-		0.01		0.03	0.02
Other O&M	(0.23)	(0.23)	(h)	(0.02)	(0.02)		0.39	(i)	0.14	(0.25)
Asset write-offs and impairments	-	-		-	-		2.00	(j)	2.00	-
Decommissioning expense	(0.02)	(0.02)		-	-		0.26	(k)	0.24	(0.02)
Taxes other than income taxes	(0.15)	(0.15)	(l)	-	-		0.00		(0.15)	(0.15)
Depreciation/amortization exp.	(0.24)	(0.24)	(m)	-	-		0.06	(n)	(0.18)	(0.24)
Other income (deductions)–other	(0.19)	(0.01)	(o)	(0.05)	(0.05)	(s)	(0.42)	(p)	(0.66)	(0.06)
Interest exp. and other charges	(0.10)	(0.10)	(t)	(0.05)	(0.05)	(u)	0.02		(0.13)	(0.15)
Income taxes–other	1.42	0.04	(q)	(0.05)	(0.05)	(r)	0.01		1.38	(0.01)
Share effect	(0.03)	(0.03)		0.01	0.01		(0.01)		(0.03)	(0.02)

2022 earnings (loss)	2.41	3.84	(0.74)	(0.74)	0.46	2.13	3.10

Calculations may differ due to rounding

c.Utility operating revenue / regulatory charges and Utility income taxes-other exclude the following for the return of unprotected excess ADIT to customers (net effect is neutral to earnings) (in $ million):

2Q22	2Q21	YTD22	YTD21
16	14	33	54
d.Utility regulatory charges (credits) and Utility preferred dividend requirements and noncontrolling interest exclude the following for the effects of HLBV accounting and the approved deferral (net effect is neutral to earnings) (in $ million):

2Q22	2Q21	YTD222	YTD21
1	‒	2	‒
e.EPS effect is calculated by multiplying the pre-tax variance by the estimated income tax rate that is expected to apply and dividing by diluted average number of common shares outstanding for the prior period; income taxes–other represents income tax differences other than the tax effect of individual line items.

Utility as-reported operating revenue less fuel, fuel-related expenses and gas purchased for resale; purchased power; and regulatory charges (credits)-net variance analysis 2022 vs. 2021 ($ EPS)
	2Q	YTD
Volume/weather	0.52	0.47
Retail electric price	0.25	0.57
2Q22 increase in provision for potential refunds in SERI complaints	(2.02)	(2.02)
2Q22 provision for customer sharing of securitization benefits	(0.81)	(0.81)
2Q22 reg. provisions for true-up of E-LA and E-TX equity carrying costs on 2020 storms	0.26	0.26
1Q22 reg. provisions for true-up of E-LA and E-TX cost of debt from 2020 storms	0.02	0.07
2Q21 reg. credit for E-MS	(0.07)	(0.07)
2Q21 MSS-4 ROE reserve adj.	(0.05)	(0.05)
1Q21 reversal of reg. provision for E-AR’s FRP 2019 netting adj.	-	(0.16)
Reg. provisions for decommissioning items	0.02	0.23
Other, including Grand Gulf recovery	‒	0.05
Total	(1.88)	(1.46)
f.The second quarter and year-to-date variances included a $551 million ($413 million after-tax) regulatory charge recorded by SERI in second quarter 2022; the provision was recorded to reflect the effects of a partial settlement agreement and offer of settlement related to pending proceedings before the FERC (this item was considered an adjustment and excluded from adjusted earnings). The variances also reflected items resulting from E-LA and E-TX storm cost approval and securitization. The companies recorded $59 million in revenues ($54 million after-tax) for the equity component of carrying charges on those storm costs ($46 million ($42 million after tax) associated with prior years was considered an adjustment and excluded from adjusted earnings). E-LA also recorded a $224 million ($117 million after-tax) regulatory provision for sharing the benefits of E-LA’s securitization with customers (considered an adjustment and excluded from adjusted earnings). Regulatory actions that affected variances included E-AR’s FRP; E-LA’s FRP; E-MS’s FRP and ad valorem rider; E-NO’s FRP; and E-TX’s GCRR, TCRF, and DCRF. Volume / weather was also a driver. The variance also reflected a change in regulatory provisions for decommissioning items (the difference between expense and trust earnings plus costs collected in revenue, largely earnings neutral). Two items recorded in second quarter 2021 contributed to the variances: a regulatory credit for E-MS, primarily for its 2020 lookback evaluation, and a reserve adjustment for the FERC MSS-4 ROE decision. The year-to-date variance also included the first quarter 2021 reversal of an E-AR regulatory provision; partially offsetting was a regulatory provision for the true-up of E-LA and E-TX cost of debt from 2020 storms.
g.The second quarter and year-to-date earnings decreases were due largely to the shutdown of Palisades in May 2022 and Indian Point 3 in April 2021 and lower realized wholesale energy and capacity prices.
h.The second quarter and year-to-date earnings decreases from higher Utility other O&M was due primarily to higher power delivery expenses, higher energy efficiency costs, higher customer service center support costs, higher bad debt expense, and an increase in loss provisions. The year-to-date variance also included higher nuclear and non-nuclear generation expenses and higher legal expenses, partially offset by higher nuclear insurance refunds.
i.The second quarter and year-to-date earnings increases from lower EWC other O&M were due largely to the shutdown of Indian Point 3 in April 2021 and Palisades in May 2022. The second quarter variance was partially offset by higher severance and retention expenses.
j.The second quarter and year-to-date earnings increases from lower asset write-offs and impairments were due largely to two items. In second quarter 2022, a $166 million gain ($130 million after-tax) was recorded as a result of the sale of Palisades. In second quarter 2021, a $340 million loss ($268 million after-tax) was recorded as a result of the sale of Indian Point.
k.The second quarter and year-to-date earnings increases from lower EWC decommissioning expense were due primarily to the sale of Indian Point in May 2021.
l.The second quarter and year-to-date earnings decreases from higher Utility taxes other than income taxes were due to increases in ad valorem and franchise taxes. The year-to-date variance also reflected higher employment taxes.
m.The second quarter and year-to-date earnings decreases from higher Utility depreciation expense were due primarily to higher plant in service.
n.The second quarter and year-to-date earnings increases from lower EWC depreciation expense were due primarily to the shutdown of Indian Point 3 in April 2021 and Palisades in May 2022.
o.The second quarter and year-to-date as-reported earnings decreases from lower Utility other income (deductions) reflected a few drivers. In second quarter 2022, three items were recorded as a result of E-LA securitization: (a) a $32 million reduction to interest and investment income (loss) was recorded to account for LURC’s 1% beneficial interest in the trust established as part of the securitization (considered an adjustment and excluded from adjusted earnings); (b) an adjustment to AFUDC-equity for the approved equity component of carrying costs on 2020 storms not previously recorded (the portion relating to prior years was considered an adjustment and excluded from adjusted earnings), and (c) higher intercompany dividend income related to the new intercompany investment in preferred stock resulting from E-LA’s securitization compared to the previous affiliate preferred investment that was liquidated (offset in P&O). The variances also reflected lower non-service pension costs. The year-to-date variance also reflected changes in decommissioning trust fund returns (based on regulatory treatment, decommissioning-related variances are largely earnings neutral).
p.The second quarter and year-to-date earnings decreases from lower EWC other income (deductions) were due largely to the absence of earnings from nuclear decommissioning trust funds that were transferred in the sale of Indian Point in May 2021 and the performance of Palisades decommissioning trust investments. The decrease was partially offset by lower non-service pension costs.
q.The second quarter and year-to-date as-reported increases from Utility income taxes were due largely to a second quarter 2022 $283 million income tax benefit related to securitization financing of Hurricane Laura, Hurricane Delta, Hurricane Zeta, Winter Storm Uri, and a portion of Hurricane Ida (this item was considered an adjustment and excluded from adjusted earnings).
r.The second quarter and year-to-date earnings decreases from Parent & Other income taxes reflected a reversal of a $9 million valuation allowance related to the interest expense limitation recorded in second quarter 2021.
s.The year-to-date earnings decrease from Parent & Other other income (deductions) was largely due to lower intercompany dividend income related to the new intercompany investment in preferred stock resulting from E-LA’s securitization compared to the previous affiliate preferred investment that was liquidated (offset in Utility).
t.The year-to-date earnings decrease from higher Utility interest expense was due primarily to higher debt balances.
u.The year-to-date earnings decrease from higher Parent & Other interest expense was due primarily to higher debt balances and intercompany guarantee activity.

C: Utility operating and financial measures
Appendix C provides comparative summaries of Utility operating and financial measures.

Appendix C: Utility operating and financial measures
Second quarter and year-to-date 2022 vs. 2021
	Second quarter			Year-to-date
	2022	2021	% Change	% Weather adjusted (v)	2022	2021	% Change	% Weather adjusted (v)
GWh sold
Residential	9,493	8,487	11.9	0.2	17,946	17,150	4.6	(1.7)
Commercial	7,203	6,731	7.0	4.7	13,474	12,842	4.9	5.0
Governmental	641	616	4.1	3.1	1,226	1,197	2.4	1.8
Industrial	13,480	12,640	6.6	6.6	25,976	24,378	6.6	6.6
Total retail sales	30,817	28,474	8.2	4.2	58,622	55,567	5.5	3.6
Wholesale	3,920	4,716	(16.9)		7,562	9,016	(16.1)
Total sales	34,737	33,190	4.7		66,184	64,583	2.5

Number of electric retail customers
Residential					2,554,001	2,542,264	0.5
Commercial					366,044	362,681	0.9
Governmental					18,054	17,867	1.0
Industrial					43,490	43,282	0.5
Total retail customers					2,981,589	2,966,094	0.5

Other O&M and refueling outage expense per MWh	$21.74	$21.81	(0.3)		$21.39	$21.04	1.7
Calculations may differ due to rounding
v.The effects of weather were estimated using heating degree days and cooling degree days for the period from certain locations within each jurisdiction and comparing to “normal” weather based on 20-year historical data. The models used to estimate weather are updated periodically and are subject to change.

For the quarter, retail sales volume increased across all customer classes, including the effect of hotter weather on residential and commercial sales. The increase in industrial usage was due to an increase in demand from expansion projects, primarily in the chemicals, transportation, and petroleum refining industries, an increase in demand from cogeneration customers, and an increase in demand from existing customers, primarily in the chemicals and pulp and paper industries as a result of prior year temporary plant shutdowns. The increase in weather-adjusted commercial usage was primarily due to an increase in customers and the effect of the COVID-19 pandemic on businesses in second quarter 2021.

D: EWC operating and financial measures
Appendix D-1 provides a comparative summary of EWC operating and financial measures.

Appendix D-1: EWC operating and financial measures
Second quarter and year-to-date 2022 vs. 2021
	Second quarter			Year-to-date
	2022	2021	% Change	2022	2021	% Change
Owned capacity (MW) (w)	394	1,205	(67)	394	1,205	(67)
GWh billed	1,371	2,687	(49)	3,595	7,099	(49)

EWC Nuclear Fleet
Capacity factor	81%	94%	(14)	93%	97%	(4)
GWh billed	975	2,356	(59)	2,741	6,344	(57)
Production cost per MWh	$29.61	$27.51	8	$26.93	$21.82	23
Average energy/capacity revenue per MWh	$30.50	$48.89	(38)	$49.00	$50.87	(4)
Calculations may differ due to rounding
w.2022 excludes the Palisades plant (811 MW) which was shut down on May 20, 2022.

Appendix D-2 provides a comparative summary of EWC adjusted EBITDA (non-GAAP).

Appendix D-2: EWC adjusted EBITDA - reconciliation of GAAP to Non-GAAP measures
Second quarter and year-to-date 2022 vs. 2021
($ in millions)	Second quarter			Year-to-date
	2022	2021	Change	2022	2021	Change
Net income (loss)	87	(275)	362	95	(237)	332
Add back: interest expense	2	4	(2)	3	8	(5)
Add back: income taxes	25	(72)	97	28	(56)	84
Add back: depreciation and amortization	3	14	(11)	12	27	(15)
Subtract: interest and investment income	(24)	50	(74)	(41)	97	(139)
Add back: decommissioning expense	14	40	(26)	28	93	(65)
Adjusted EBITDA (non-GAAP)	156	(338)	494	207	(262)	469
Calculations may differ due to rounding

E: Consolidated financial measures
Appendix E provides comparative financial measures. Financial measures in this table include those calculated and presented in accordance with GAAP, as well as those that are considered non-GAAP financial measures.

Appendix E: GAAP and non-GAAP financial measures
Second quarter 2022 vs. 2021 (See appendix G for reconciliation of GAAP to non-GAAP financial measures)

For 12 months ending June 30	2022	2021	Change
GAAP measure
As-reported ROE	10.8%	11.6%	(0.8)%

Non-GAAP measure
Adjusted ROE	11.3%	11.3%	-

As of June 30 ($ in millions, except where noted)	2022	2021	Change
GAAP measures
Cash and cash equivalents	580	687	(107)
Available revolver capacity	4,191	4,125	66
Commercial paper	1,398	866	532
Total debt	26,923	25,435	1,488
Securitization debt	336	114	222
Debt to capital	69.1%	69.5%	(0.4)%
Off-balance sheet liabilities:
Debt of joint ventures – Entergy’s share	3	12	(9)
Total off-balance sheet liabilities	3	12	(9)

Storm escrow balances	323	72	251

Non-GAAP measures ($ in millions, except where noted)
Debt to capital, excluding securitization debt	68.8%	69.4%	(0.6)%
Net debt to net capital, excluding securitization debt	68.4%	68.9%	(0.5)%
Gross liquidity	4,771	4,812	(41)
Net liquidity	3,373	3,946	(573)
Net liquidity, including storm escrow balances	3,697	4,018	(322)
Parent debt to total debt, excluding securitization debt	20.9%	22.4%	(1.5)%
FFO to debt, excluding securitization debt	10.9%	9.8%	1.1%
FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with the exit of EWC	11.1%	10.8%	0.4%

Calculations may differ due to rounding

F: Definitions and abbreviations and acronyms
Appendix F-1 provides definitions of certain operating measures, as well as GAAP and non-GAAP financial measures.

Appendix F-1: Definitions
Utility operating and financial measures
GWh sold	Total number of GWh sold to retail and wholesale customers
Number of electric retail customers	Average number of electric customers over the period
Other O&M and refueling outage expense per MWh	Other operation and maintenance expense plus nuclear refueling outage expense per MWh of total sales

EWC Operating and financial measures
Adjusted EBITDA (non-GAAP)	Earnings before interest, income taxes, and depreciation and amortization, and excluding decommissioning expense
Capacity factor	Normalized percentage of the period that the nuclear plants generate power
GWh billed	Total number of GWh billed to customers and financially-settled instruments
Owned capacity (MW)	Installed capacity owned by EWC
Production cost per MWh	Fuel and other O&M expenses according to accounting standards that directly relate to the production of electricity per MWh (based on net generation)

Financial measures – GAAP
As-reported ROE	12-months rolling net income attributable to Entergy Corp. divided by avg. common equity
Debt of joint ventures – Entergy’s share	Entergy’s share of debt issued by business joint ventures at EWC
Debt to capital	Total debt divided by total capitalization
Available revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers
Securitization debt	Debt on the balance sheet associated with securitization bonds that is secured by certain future customer collections
Total debt	Sum of short-term and long-term debt, notes payable and commercial paper, and finance leases on the balance sheet

Financial measures – non-GAAP
Adjusted EPS	As-reported EPS excluding adjustments
Adjusted ROE	12-months rolling adjusted net income attributable to Entergy Corp. divided by avg. common equity
Adjustments	Unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as the results of the EWC segment, significant tax items, and other items such as certain costs, expenses, or other specified items
Debt to capital, excluding securitization debt	Total debt divided by total capitalization, excluding securitization debt
FFO	OCF less AFUDC-borrowed funds, working capital items in OCF (receivables, fuel inventory, accounts payable, taxes accrued, interest accrued, and other working capital accounts), and securitization regulatory charges
FFO to debt, excluding securitization debt	12-months rolling FFO as a percentage of end of period total debt excl. securitization debt
FFO to debt, excl. securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with the exit of EWC	12-months rolling FFO excluding return of unprotected excess ADIT and severance and retention payments associated with the exit of EWC as a percentage of end of period total debt excluding securitization debt
Gross liquidity	Sum of cash and available revolver capacity
Net debt to net capital, excl. securitization debt	Total debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents, excluding securitization debt
Net liquidity	Sum of cash and available revolver capacity less commercial paper borrowing
Net liquidity, including storm escrows	Sum of cash, available revolver capacity, and escrow accounts available for certain storm expenses, less commercial paper borrowing
Parent debt to total debt, excl. securitization debt	Entergy Corp. debt, incl. amounts drawn on credit revolver and commercial paper facilities, as a percent of consolidated total debt, excl. securitization debt

Appendix F-2 explains abbreviations and acronyms used in the quarterly earnings materials.

Appendix F-2: Abbreviations and acronyms
ADIT AFUDC AFUDC – borrowed funds ALJ AMI APSC ARO ATM bps CCCT CCGT CCNO CFO COD DCRF DOE DSM E-AR E-LA E-MS E-NO E-TX EBITDA EPC EPS ETR EWC FERC FFO FIN 48 FRP GAAP GCRR Grand Gulf or GGNS HLBV IIRR-G
Accumulated deferred income taxes
Allowance for funds used during construction
Allowance for borrowed funds used during construction
Administrative law judge
Advanced metering infrastructure
Arkansas Public Service Commission
Asset retirement obligation
At the market equity issuance program
Basis points
Combined cycle combustion turbine
Combined cycle gas turbine
Council of the City of New Orleans
Cash from operations
Commercial operation date
Distribution cost recovery factor
U.S. Department of Energy
Demand side management
Entergy Arkansas, LLC
Entergy Louisiana, LLC
Entergy Mississippi, LLC
Entergy New Orleans, LLC
Entergy Texas, Inc.
Earnings before interest, income taxes, and depreciation and amortization
Engineering, procurement, and construction
Earnings per share
Entergy Corporation
Entergy Wholesale Commodities
Federal Energy Regulatory Commission
Funds from operations
FASB Interpretation No.48, “Accounting for Uncertainty in Income Taxes”
Formula rate plan
U.S. generally accepted accounting principles
Generation Cost Recovery Rider
Unit 1 of Grand Gulf Nuclear Station (nuclear), 90% owned or leased by SERI
Hypothetical liquidation at book value
Infrastructure investment recovery rider - gas
Indian Point 3 or IP3 IPEC or Indian Point IRAR ISES 2 LPSC LTM LURC MISO Moody’s MPSC MTEP Nelson 6 NDT NRC NYSE OCAPS OCF OpCo OPEB Other O&M P&O Palisades PMR PPA PUCT RFP ROE RS Cogen RSP S&P SEC SERI TCRF UPSA WACC
Indian Point Energy Center Unit 3 (nuclear) (shut down April 2021, sold May 2021)
Indian Point Energy Center (nuclear) (sold May 28, 2021)
Interim rate adjustment rider
Unit 2 of Independence Steam Electric Station (coal)
Louisiana Public Service Commission
Last twelve months
Louisiana Utility Restoration Corporation
Midcontinent Independent System Operator, Inc.
Moody’s Investor Service
Mississippi Public Service Commission
MISO Transmission Expansion Plan
Unit 6 of Roy S. Nelson plant (coal)
Nuclear decommissioning trust
U.S. Nuclear Regulatory Commission
New York Stock Exchange
Orange County Advanced Power Station
Net cash flow provided by operating activities
Utility operating company
Other post-employment benefits
Other non-fuel operation and maintenance expense
Parent & Other
Palisades Power Plant (nuclear) (shut down May 2022, sold June 2022)
Performance Management Rider
Power purchase agreement or purchased power agreement
Public Utility Commission of Texas
Request for proposals
Return on equity
RS Cogen facility (CCGT cogeneration)
Rate Stabilization Plan (E-LA Gas)
Standard & Poor’s
U.S. Securities and Exchange Commission
System Energy Resources, Inc.
Transmission cost recovery factor
Unit Power Sales Agreement
Weighted-average cost of capital

G: Other GAAP to non-GAAP reconciliations
Appendix G-1, Appendix G-2, and Appendix G-3 provide reconciliations of various non-GAAP financial measures disclosed in this news release to their most comparable GAAP measure.

Appendix G-1: Reconciliation of GAAP to non-GAAP financial measures – ROE
(LTM $ in millions except where noted)		Second quarter
		2022	2021
As-reported net income (loss) attributable to Entergy Corporation	(A)	1,226	1,238
Adjustments	(B)	(56)	32

Adjusted earnings (non-GAAP)	(A-B)	1,282	1,206

Average common equity (average of beginning and ending balances)	(C)	11,300	10,657

As-reported ROE	(A/C)	10.8%	11.6%
Adjusted ROE (non-GAAP)	[(A-B)/C]	11.3%	11.3%

Calculations may differ due to rounding

Appendix G-2: Reconciliation of GAAP to non-GAAP financial measures – debt ratios excluding securitization debt; gross liquidity; net liquidity; net liquidity, including storm escrows
($ in millions except where noted)		Second quarter
		2022	2021
Total debt	(A)	26,923	25,435
Less securitization debt	(B)	336	114
Total debt, excluding securitization debt	(C)	26,587	25,321
Less cash and cash equivalents	(D)	580	687
Net debt, excluding securitization debt	(E)	26,007	24,634

Commercial paper	(F)	1,398	866

Total capitalization	(G)	38,961	36,577
Less securitization debt	(B)	336	114
Total capitalization, excluding securitization debt	(H)	38,625	36,463
Less cash and cash equivalents	(D)	580	687
Net capital, excluding securitization debt	(I)	38,045	35,777

Debt to capital	(A/G)	69.1%	69.5%
Debt to capital, excluding securitization debt (non-GAAP)	(C/H)	68.8%	69.4%
Net debt to net capital, excluding securitization debt (non-GAAP)	(E/I)	68.4%	68.9%

Available revolver capacity	(J)	4,191	4,125

Storm escrows	(K)	323	72

Gross liquidity (non-GAAP)	(D+J)	4,771	4,812
Net liquidity (non-GAAP)	(D+J-F)	3,373	3,946
Net liquidity, including storm escrows (non-GAAP)	(D+J-F+K)	3,697	4,018

Entergy Corporation notes:
Due July 2022		-	650
Due September 2025		800	800
Due September 2026		750	750
Due June 2028		650	650
Due June 2030		600	600
Due June 2031		650	650
Due June 2050		600	600
Total Entergy Corporation notes	(L)	4,050	4,700
Revolver draw	(M)	150	150
Unamortized debt issuance costs and discounts	(N)	(46)	(52)
Total parent debt	(F+L+M+N)	5,552	5,664
Parent debt to total debt, excluding securitization debt (non-GAAP)	[(F+L+M+N)/C]	20.9%	22.4%

Calculations may differ due to rounding

Appendix G-3: Reconciliation of GAAP to non-GAAP financial measures – FFO to debt, excluding securitization debt; FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with the exit of EWC
($ in millions except where noted)		Second quarter
		2022	2021
Total debt	(A)	26,923	25,435
Less securitization debt	(B)	336	114
Total debt, excluding securitization debt	(C)	26,587	25,321

Net cash flow provided by operating activities, LTM	(D)
	2,370	1,988

AFUDC – borrowed funds, LTM	(E)	(27)	(38)

Working capital items in net cash flow provided by operating activities, LTM:
Receivables		(155)	(263)
Fuel inventory		18	9
Accounts payable		444	45
Taxes accrued		48	93
Interest accrued		(22)	3
Deferred fuel costs		(847)	(369)
Other working capital accounts		(104)	(166)
Securitization regulatory charges, LTM		67	119
Total	(F)	(551)	(529)

FFO, LTM (non-GAAP)	(G)=(D+E-F)	2,894	2,479

FFO to debt, excluding securitization debt (non-GAAP)	(G/C)	10.9%	9.8%

Estimated return of unprotected excess ADIT, LTM	(H)	62	83
Severance and retention payments associated with exit of EWC, LTM pre-tax	(I)	-	160

FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with the exit of EWC (non-GAAP)	[(G+H+I)/(C)]	11.1%	10.8%
Calculations may differ due to rounding

Financial Statements

Entergy Corporation
Consolidating Balance Sheet
June 30, 2022
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$60,227	$2,835	$3,203	$66,265
Temporary cash investments	338,506	16,567	158,551	513,624
Total cash and cash equivalents	398,733	19,402	161,754	579,889
Notes receivable	—	(75,000)	75,000	—
Accounts receivable:
Customer	804,552	—	—	804,552
Allowance for doubtful accounts	(25,587)	—	—	(25,587)
Associated companies	6,092	(8,687)	2,595	—
Other	208,852	—	29,644	238,496
Accrued unbilled revenues	545,027	—	—	545,027
Total accounts receivable	1,538,936	(8,687)	32,239	1,562,488
Deferred fuel costs	983,935	—	—	983,935
Fuel inventory - at average cost	131,993	—	6,201	138,194
Materials and supplies - at average cost	1,090,495	—	4,069	1,094,564
Deferred nuclear refueling outage costs	186,682	—	—	186,682
Prepayments and other	262,336	(25,526)	12,849	249,659
TOTAL	4,593,110	(89,811)	292,112	4,795,411

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates	3,203,763	(3,203,850)	22,139	22,052
Decommissioning trust funds	4,090,109	—	—	4,090,109
Non-utility property - at cost (less accumulated depreciation)	347,019	(16)	11,606	358,609
Other	364,422	49,716	8,991	423,129
TOTAL	8,005,313	(3,154,150)	42,736	4,893,899

PROPERTY, PLANT, AND EQUIPMENT

Electric	63,000,720	5,038	203,803	63,209,561
Natural gas	672,282	—	—	672,282
Construction work in progress	1,826,440	313	828	1,827,581
Nuclear fuel	518,120	—	—	518,120
TOTAL PROPERTY, PLANT, AND EQUIPMENT	66,017,562	5,351	204,631	66,227,544
Less - accumulated depreciation and amortization	24,862,326	200	151,321	25,013,847
PROPERTY, PLANT, AND EQUIPMENT - NET	41,155,236	5,151	53,310	41,213,697

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	5,889,029	—	—	5,889,029
Deferred fuel costs	241,052	—	—	241,052
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	76,092	435	11,073	87,600
Other	191,755	11,972	125,992	329,719
TOTAL	6,772,027	12,407	140,138	6,924,572

TOTAL ASSETS	$60,525,686	$(3,226,403)	$528,296	$57,827,579

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
June 30, 2022
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Currently maturing long-term debt	$770,030	$—	$139,000	$909,030
Notes payable and commercial paper:
Other	—	1,397,871	—	1,397,871
Account payable:
Associated companies	25,322	(19,993)	(5,329)	—
Other	1,876,256	478	58,552	1,935,286
Customer deposits	410,307	—	—	410,307
Taxes accrued	404,470	38,944	(24,006)	419,408
Interest accrued	166,285	12,729	190	179,204
Pension and other postretirement liabilities	48,825	—	13,086	61,911
Current portion of unprotected excess accumulated
deferred income taxes	18,935	—	—	18,935
Other	201,323	1,887	6,453	209,663
TOTAL	3,921,753	1,431,916	187,946	5,541,615

NON-CURRENT LIABILITIES
Accumulated deferred income taxes and taxes accrued	5,536,791	(548,625)	(508,738)	4,479,428
Accumulated deferred investment tax credits	207,868	—	—	207,868
Regulatory liability for income taxes - net	1,216,339	—	—	1,216,339
Other regulatory liabilities	2,733,436	—	—	2,733,436
Decommissioning and retirement cost liabilities	4,172,544	—	593	4,173,137
Accumulated provisions	452,810	—	299	453,109
Pension and other postretirement liabilities	1,495,124	—	292,944	1,788,068
Long-term debt	20,389,631	4,154,265	—	24,543,896
Other	1,040,878	(447,395)	59,219	652,702
TOTAL	37,245,421	3,158,245	(155,683)	40,247,983

Subsidiaries' preferred stock without sinking fund	195,161	—	24,249	219,410

EQUITY
Preferred stock, no par value, authorized 1,000,000 shares;
issued shares in 2022 - none	—	—	—	—
Common stock, $.01 par value, authorized 499,000,000 shares;
issued 271,965,510 shares in 2022	2,323,748	(2,522,131)	201,103	2,720
Paid-in capital	3,919,772	(1,480,699)	4,311,295	6,750,368
Retained earnings	12,979,653	1,054,176	(3,767,640)	10,266,189
Accumulated other comprehensive loss	(51,064)	—	(272,974)	(324,038)
Less - treasury stock, at cost (68,548,479 shares in 2022)	120,000	4,864,160	—	4,984,160
TOTAL COMMON SHAREHOLDERS' EQUITY	19,052,109	(7,812,814)	471,784	11,711,079
Subsidiaries' preferred stock without sinking fund
and noncontrolling interest	111,242	(3,750)	—	107,492
TOTAL	19,163,351	(7,816,564)	471,784	11,818,571

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$60,525,686	$(3,226,403)	$528,296	$57,827,579

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2021
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$40,303	$3,144	$1,497	$44,944
Temporary cash investments	270,947	8,126	118,542	397,615
Total cash and cash equivalents	311,250	11,270	120,039	442,559
Notes receivable	—	(84,000)	84,000	—
Accounts receivable:
Customer	747,423	—	39,443	786,866
Allowance for doubtful accounts	(68,608)	—	—	(68,608)
Associated companies	12,448	(13,069)	621	—
Other	137,817	345	93,681	231,843
Accrued unbilled revenues	420,255	—	—	420,255
Total accounts receivable	1,249,335	(12,724)	133,745	1,370,356
Deferred fuel costs	324,394	—	—	324,394
Fuel inventory - at average cost	149,817	—	4,758	154,575
Materials and supplies - at average cost	1,022,137	—	19,378	1,041,515
Deferred nuclear refueling outage costs	115,024	—	18,398	133,422
Prepayments and other	162,559	(16,251)	10,466	156,774
TOTAL	3,334,516	(101,705)	390,784	3,623,595

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates	1,482,963	(1,483,049)	22,090	22,004
Decommissioning trust funds	4,938,194	—	575,822	5,514,016
Non-utility property - at cost (less accumulated depreciation)	344,427	(14)	13,163	357,576
Other	82,118	46,339	8,994	137,451
TOTAL	6,847,702	(1,436,724)	620,069	6,031,047

PROPERTY, PLANT, AND EQUIPMENT

Electric	63,775,441	10,869	476,940	64,263,250
Natural gas	658,989	—	—	658,989
Construction work in progress	1,510,840	257	869	1,511,966
Nuclear fuel	562,910	—	14,096	577,006
TOTAL PROPERTY, PLANT, AND EQUIPMENT	66,508,180	11,126	491,905	67,011,211
Less - accumulated depreciation and amortization	24,346,483	5,968	414,600	24,767,051
PROPERTY, PLANT, AND EQUIPMENT - NET	42,161,697	5,158	77,305	42,244,160

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	6,613,256	—	—	6,613,256
Deferred fuel costs	240,953	—	—	240,953
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	47,641	59	6,486	54,186
Other	113,761	11,154	144,958	269,873
TOTAL	7,389,710	11,213	154,517	7,555,440

TOTAL ASSETS	$59,733,625	$(1,522,058)	$1,242,675	$59,454,242

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2021
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Currently maturing long-term debt	$250,329	$650,000	$139,000	$1,039,329
Notes payable and commercial paper:
Other	—	1,201,177	—	1,201,177
Account payable:
Associated companies	38,168	(41,588)	3,420	—
Other	2,544,419	77	65,636	2,610,132
Customer deposits	395,184	—	—	395,184
Taxes accrued	417,949	3,680	(1,801)	419,828
Interest accrued	166,149	24,506	496	191,151
Deferred fuel costs	7,607	—	—	7,607
Pension and other postretirement liabilities	55,528	—	12,808	68,336
Current portion of unprotected excess accumulated
deferred income taxes	53,385	—	—	53,385
Other	190,473	1,893	12,247	204,613
TOTAL	4,119,191	1,839,745	231,806	6,190,742

NON-CURRENT LIABILITIES
Accumulated deferred income taxes and taxes accrued	5,737,096	(477,484)	(552,815)	4,706,797
Accumulated deferred investment tax credits	211,975	—	—	211,975
Regulatory liability for income taxes - net	1,255,692	—	—	1,255,692
Other regulatory liabilities	2,643,845	—	—	2,643,845
Decommissioning and retirement cost liabilities	4,074,078	—	683,006	4,757,084
Accumulated provisions	156,823	—	299	157,122
Pension and other postretirement liabilities	1,601,648	—	347,677	1,949,325
Long-term debt	20,675,567	4,166,005	—	24,841,572
Other	1,207,314	(453,928)	61,898	815,284
TOTAL	37,564,038	3,234,593	540,065	41,338,696

Subsidiaries' preferred stock without sinking fund	195,161	—	24,249	219,410

EQUITY
Preferred stock, no par value, authorized 1,000,000 shares;
issued shares in 2021 - none	—	—	—	—
Common stock, $.01 par value, authorized 499,000,000 shares;
issued 271,965,510 shares in 2021	2,323,748	(2,522,131)	201,103	2,720
Paid-in capital	4,482,797	1,314,411	969,031	6,766,239
Retained earnings	11,149,232	(465,227)	(443,453)	10,240,552
Accumulated other comprehensive loss	(52,402)	—	(280,126)	(332,528)
Less - treasury stock, at cost (69,312,326 shares in 2021)	120,000	4,919,699	—	5,039,699
TOTAL COMMON SHAREHOLDERS' EQUITY	17,783,375	(6,592,646)	446,555	11,637,284
Subsidiaries' preferred stock without sinking fund
and noncontrolling interest	71,860	(3,750)	—	68,110
TOTAL	17,855,235	(6,596,396)	446,555	11,705,394

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$59,733,625	$(1,522,058)	$1,242,675	$59,454,242

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended June 30, 2022
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$3,258,261	$(6)	$—	$3,258,255
Natural gas	48,008	—	—	48,008
Competitive businesses	—	—	88,933	88,933
Total	3,306,269	(6)	88,933	3,395,196

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	627,233	(6)	24,719	651,946
Purchased power	544,964	6	25,657	570,627
Nuclear refueling outage expenses	29,560	—	7,357	36,917
Other operation and maintenance	725,744	9,497	42,474	777,715
Asset write-offs, impairments, and related charges (credits)	—	—	(164,066)	(164,066)
Decommissioning	48,620	—	14,239	62,859
Taxes other than income taxes	169,200	263	2,781	172,244
Depreciation and amortization	441,571	145	3,043	444,759
Other regulatory charges (credits) - net	761,063	—	—	761,063
Total	3,347,955	9,905	(43,796)	3,314,064

OPERATING INCOME	(41,686)	(9,911)	132,729	81,132

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	13,568	—	—	13,568
Interest and investment income (loss)	(30,887)	(43,723)	(24,439)	(99,049)
Miscellaneous - net	31,115	(1,491)	5,954	35,578
Total	13,796	(45,214)	(18,485)	(49,903)

INTEREST EXPENSE
Interest expense	192,018	37,970	1,625	231,613
Allowance for borrowed funds used during construction	(4,752)	—	—	(4,752)
Total	187,266	37,970	1,625	226,861

INCOME BEFORE INCOME TAXES	(215,156)	(93,095)	112,619	(195,632)

Income taxes	(371,704)	(13,172)	25,233	(359,643)

CONSOLIDATED NET INCOME	156,548	(79,923)	87,386	164,011

Preferred dividend requirements of subsidiaries and noncontrolling interest	3,809	(48)	547	4,308

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$152,739	$(79,875)	$86,839	$159,703

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$0.75	($0.39)	$0.43	$0.79
DILUTED	$0.75	($0.39)	$0.42	$0.78

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				203,383,199
DILUTED				204,712,242
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended June 30, 2021
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$2,641,387	$(12)	$—	$2,641,375
Natural gas	31,998	—	—	31,998
Competitive businesses	—	41	148,656	148,697
Total	2,673,385	29	148,656	2,822,070

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	608,663	(1)	17,402	626,064
Purchased power	234,643	1	17,727	252,371
Nuclear refueling outage expenses	32,520	—	11,180	43,700
Other operation and maintenance	691,298	6,498	83,322	781,118
Asset write-offs, impairments, and related charges	—	—	342,092	342,092
Decommissioning	46,256	—	39,943	86,199
Taxes other than income taxes	149,633	258	6,020	155,911
Depreciation and amortization	406,680	650	14,215	421,545
Other regulatory charges (credits) - net	(55,138)	—	—	(55,138)
Total	2,114,555	7,406	531,901	2,653,862

OPERATING INCOME	558,830	(7,377)	(383,245)	168,208

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	16,873	—	—	16,873
Interest and investment income	54,517	(32,738)	49,550	71,329
Miscellaneous - net	(52,279)	(1,829)	(8,736)	(62,844)
Total	19,111	(34,567)	40,814	25,358

INTEREST EXPENSE
Interest expense	183,609	32,818	3,913	220,340
Allowance for borrowed funds used during construction	(6,964)	—	—	(6,964)
Total	176,645	32,818	3,913	213,376

INCOME (LOSS) BEFORE INCOME TAXES	401,296	(74,762)	(346,344)	(19,810)

Income taxes	71,360	(18,080)	(71,696)	(18,416)

CONSOLIDATED NET INCOME (LOSS)	329,936	(56,682)	(274,648)	(1,394)

Preferred dividend requirements of subsidiaries	4,033	—	547	4,580

NET INCOME (LOSS) ATTRIBUTABLE TO ENTERGY CORPORATION	$325,903	$(56,682)	$(275,195)	$(5,974)

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
BASIC	$1.62	($0.28)	($1.37)	($0.03)
DILUTED	$1.62	($0.28)	($1.37)	($0.03)

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				200,775,395
DILUTED				200,775,395
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Six Months Ended June 30, 2022
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$5,914,056	$(25)	$—	$5,914,031
Natural gas	120,369	—	—	120,369
Competitive businesses	—	11	238,711	238,722
Total	6,034,425	(14)	238,711	6,273,122

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,268,003	(14)	50,896	1,318,885
Purchased power	800,907	14	39,330	840,251
Nuclear refueling outage expenses	61,504	—	18,414	79,918
Other operation and maintenance	1,354,262	18,573	83,694	1,456,529
Asset write-offs, impairments, and related charges (credits)	—	—	(163,321)	(163,321)
Decommissioning	96,684	—	28,223	124,907
Taxes other than income taxes	339,480	626	12,286	352,392
Depreciation and amortization	871,794	349	11,588	883,731
Other regulatory charges (credits) - net	732,638	—	—	732,638
Total	5,525,272	19,548	81,110	5,625,930

OPERATING INCOME	509,153	(19,562)	157,601	647,192

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	29,440	—	—	29,440
Interest and investment income (loss)	(3,180)	(76,446)	(41,342)	(120,968)
Miscellaneous - net	38,442	(5,264)	10,004	43,182
Total	64,702	(81,710)	(31,338)	(48,346)

INTEREST EXPENSE
Interest expense	381,345	74,961	2,929	459,235
Allowance for borrowed funds used during construction	(10,848)	—	—	(10,848)
Total	370,497	74,961	2,929	448,387

INCOME BEFORE INCOME TAXES	203,358	(176,233)	123,334	150,459

Income taxes	(296,346)	(24,888)	28,089	(293,145)

CONSOLIDATED NET INCOME	499,704	(151,345)	95,245	443,604

Preferred dividend requirements of subsidiaries and noncontrolling interest	6,503	(96)	1,094	7,501

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$493,201	$(151,249)	$94,151	$436,103

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.43	($0.74)	$0.46	$2.15
DILUTED	$2.41	($0.74)	$0.46	$2.13

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				203,164,628
DILUTED				204,291,597
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Six Months Ended June 30, 2021
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$5,179,834	$(40)	$—	$5,179,794
Natural gas	90,166	—	—	90,166
Competitive businesses	—	73	396,874	396,947
Total	5,270,000	33	396,874	5,666,907

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,088,509	(21)	38,743	1,127,231
Purchased power	596,524	21	35,560	632,105
Nuclear refueling outage expenses	65,167	—	22,271	87,438
Other operation and maintenance	1,293,606	12,034	182,264	1,487,904
Asset write-offs, impairments, and related charges	—	—	345,365	345,365
Decommissioning	91,920	—	92,921	184,841
Taxes other than income taxes	299,569	588	12,456	312,613
Depreciation and amortization	807,781	1,303	26,980	836,064
Other regulatory charges (credits) - net	(22,859)	—	—	(22,859)
Total	4,220,217	13,925	756,560	4,990,702

OPERATING INCOME	1,049,783	(13,892)	(359,686)	676,205

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	31,449	—	—	31,449
Interest and investment income	182,630	(65,469)	97,484	214,645
Miscellaneous - net	(97,797)	(3,761)	(22,215)	(123,773)
Total	116,282	(69,230)	75,269	122,321

INTEREST EXPENSE
Interest expense	357,411	60,571	8,244	426,226
Allowance for borrowed funds used during construction	(12,976)	—	—	(12,976)
Total	344,435	60,571	8,244	413,250

INCOME BEFORE INCOME TAXES	821,630	(143,693)	(292,661)	385,276

Income taxes	131,094	(27,433)	(56,135)	47,526

CONSOLIDATED NET INCOME	690,536	(116,260)	(236,526)	337,750

Preferred dividend requirements of subsidiaries	8,066	—	1,093	9,159

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$682,470	$(116,260)	$(237,619)	$328,591

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$3.40	($0.58)	($1.18)	$1.64
DILUTED	$3.39	($0.58)	($1.18)	$1.63

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				200,651,162
DILUTED				201,352,830
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended June 30, 2022
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$11,608,287	$(53)	$—	$11,608,234
Natural gas	200,811	—	—	200,811
Competitive businesses	—	65	540,000	540,065
Total	11,809,098	12	540,000	12,349,110

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,554,950	(22)	94,822	2,649,750
Purchased power	1,403,138	22	76,663	1,479,823
Nuclear refueling outage expenses	124,094	—	41,021	165,115
Other operation and maintenance	2,717,678	31,608	187,960	2,937,246
Asset write-offs, impairments, and related charges (credits)	—	—	(245,061)	(245,061)
Decommissioning	191,003	—	55,474	246,477
Taxes other than income taxes	682,515	531	17,022	700,068
Depreciation and amortization	1,701,164	1,751	29,037	1,731,952
Other regulatory charges (credits) - net	867,126	—	—	867,126
Total	10,241,668	33,890	256,938	10,532,496

OPERATING INCOME	1,567,430	(33,878)	283,062	1,816,614

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	68,463	—	—	68,463
Interest and investment income	257,006	(141,924)	(20,229)	94,853
Miscellaneous - net	(40,408)	(9,525)	15,110	(34,823)
Total	285,061	(151,449)	(5,119)	128,493

INTEREST EXPENSE
Interest expense	744,955	143,746	8,020	896,721
Allowance for borrowed funds used during construction	(26,889)	—	—	(26,889)
Total	718,066	143,746	8,020	869,832

INCOME BEFORE INCOME TAXES	1,134,425	(329,073)	269,923	1,075,275

Income taxes	(163,231)	(44,910)	58,843	(149,298)

CONSOLIDATED NET INCOME	1,297,656	(284,163)	211,080	1,224,573

Preferred dividend requirements of subsidiaries and noncontrolling interest	(3,495)	(123)	2,187	(1,431)

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,301,151	$(284,040)	$208,893	$1,226,004

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$6.44	($1.40)	$1.03	$6.07
DILUTED	$6.41	($1.40)	$1.03	$6.04

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				201,965,746
DILUTED				203,058,816
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended June 30, 2021
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$9,985,320	$(79)	$—	$9,985,241
Natural gas	147,704	—	—	147,704
Competitive businesses	—	146	807,486	807,632
Total	10,133,024	67	807,486	10,940,577

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,884,446	(35)	68,784	1,953,195
Purchased power	1,025,172	35	82,591	1,107,798
Nuclear refueling outage expenses	132,925	—	43,558	176,483
Other operation and maintenance	2,616,822	24,704	410,659	3,052,185
Asset write-offs, impairments, and related charges	—	—	360,117	360,117
Decommissioning	181,497	—	196,108	377,605
Taxes other than income taxes	603,954	1,234	31,325	636,513
Depreciation and amortization	1,574,154	2,652	68,866	1,645,672
Other regulatory charges (credits) - net	24,675	—	—	24,675
Total	8,043,645	28,590	1,262,008	9,334,243

OPERATING INCOME	2,089,379	(28,523)	(454,522)	1,606,334

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	86,556	—	—	86,556
Interest and investment income	373,142	(130,479)	296,830	539,493
Miscellaneous - net	(214,132)	(7,090)	(42,953)	(264,175)
Total	245,566	(137,569)	253,877	361,874

INTEREST EXPENSE
Interest expense	710,491	112,810	18,518	841,819
Allowance for borrowed funds used during construction	(37,707)	—	—	(37,707)
Total	672,784	112,810	18,518	804,112

INCOME BEFORE INCOME TAXES	1,662,161	(278,902)	(219,163)	1,164,096

Income taxes	(171,978)	25,202	54,875	(91,901)

CONSOLIDATED NET INCOME	1,834,139	(304,104)	(274,038)	1,255,997

Preferred dividend requirements of subsidiaries	16,131	—	2,188	18,319

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,818,008	$(304,104)	$(276,226)	$1,237,678

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$9.07	($1.52)	($1.38)	$6.17
DILUTED	$9.03	($1.51)	($1.37)	$6.15

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				200,438,115
DILUTED				201,339,520
*Totals may not foot due to rounding.

Entergy Corporation
Consolidated Cash Flow Statement
Three Months Ended June 30, 2022 vs. 2021
(Dollars in thousands)
(Unaudited)
	2022	2021	Variance

OPERATING ACTIVITIES
Consolidated net income	$164,011	$(1,394)	$165,405
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	552,223	569,723	(17,500)
Deferred income taxes, investment tax credits, and non-current taxes accrued	(344,919)	(125,157)	(219,762)
Asset write-offs, impairments, and related charges (credits)	(164,066)	342,061	(506,127)
Changes in working capital:
Receivables	(347,486)	(101,587)	(245,899)
Fuel inventory	1,586	(10,160)	11,746
Accounts payable	326,090	44,237	281,853
Taxes accrued	79,521	161,471	(81,950)
Interest accrued	(44,809)	3,616	(48,425)
Deferred fuel costs	(608,315)	66,983	(675,298)
Other working capital accounts	(41,820)	(43,192)	1,372
Changes in provisions for estimated losses	287,781	6,645	281,136
Changes in other regulatory assets	2,148,497	3,866	2,144,631
Changes in other regulatory liabilities	266,146	185,396	80,750
Effect of securitization on regulatory assets	(2,528,897)	—	(2,528,897)
Changes in pension and other postretirement liabilities	(66,041)	(92,860)	26,819
Other	598,494	(213,536)	812,030
Net cash flow provided by operating activities	277,996	796,112	(518,116)
INVESTING ACTIVITIES
Construction/capital expenditures	(1,219,018)	(1,331,273)	112,255
Allowance for equity funds used during construction	13,569	16,872	(3,303)
Nuclear fuel purchases	(31,517)	(25,942)	(5,575)
Payment for purchase of plant or assets	(105,149)	(36,534)	(68,615)
Net proceeds (payments) from sale of assets	(7,082)	22,421	(29,503)
Changes in securitization account	(13,195)	10,989	(24,184)
Payments to storm reserve escrow account	(1,290,314)	(7)	(1,290,307)
Receipts from storm reserve escrow account	1,000,218	—	1,000,218
Increase in other investments	(24,195)	(1,768)	(22,427)
Proceeds from nuclear decommissioning trust fund sales	619,566	611,972	7,594
Investment in nuclear decommissioning trust funds	(615,646)	(579,683)	(35,963)
Net cash flow used in investing activities	(1,672,763)	(1,312,953)	(359,810)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	1,297,692	1,332,088	(34,396)
Treasury stock	17,323	3,060	14,263
Common stock	—	26,817	(26,817)
Retirement of long-term debt	(3,069,332)	(1,554,394)	(1,514,938)
Changes in credit borrowings and commercial paper - net	55,060	(161,384)	216,444
Capital contribution from noncontrolling interest	9,595	—	9,595
Proceeds from trust related to securitization	3,163,572	—	3,163,572
Other	9,142	10,087	(945)
Dividends paid:
Common stock	(205,408)	(190,629)	(14,779)
Preferred stock	(4,579)	(4,579)	—
Net cash flow provided by (used in) financing activities	1,273,065	(538,934)	1,811,999
Net decrease in cash and cash equivalents	(121,703)	(1,055,775)	934,072
Cash and cash equivalents at beginning of period	701,591	1,742,656	(1,041,065)
Cash and cash equivalents at end of period	$579,888	$686,881	$(106,993)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$268,397	$225,850	$42,547
Income taxes	$4,020	$18,473	$(14,453)

Entergy Corporation
Consolidated Cash Flow Statement
Six Months Ended June 30, 2022 vs. 2021
(Dollars in thousands)
(Unaudited)
	2022	2021	Variance

OPERATING ACTIVITIES
Consolidated net income	$443,604	$337,750	$105,854
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	1,113,954	1,150,294	(36,340)
Deferred income taxes, investment tax credits, and non-current taxes accrued	(274,139)	115,274	(389,413)
Asset write-offs, impairments, and related charges (credits)	(163,321)	345,339	(508,660)
Changes in working capital:
Receivables	(224,499)	(154,277)	(70,222)
Fuel inventory	16,381	16,718	(337)
Accounts payable	42,915	(131,414)	174,329
Taxes accrued	(420)	(69,711)	69,291
Interest accrued	(11,947)	(162)	(11,785)
Deferred fuel costs	(667,247)	(286,116)	(381,131)
Other working capital accounts	(136,853)	(86,774)	(50,079)
Changes in provisions for estimated losses	295,987	(54,278)	350,265
Changes in other regulatory assets	724,227	93,776	630,451
Changes in other regulatory liabilities	15,788	170,932	(155,144)
Effects of securitization on regulatory assets	(1,036,955)	—	(1,036,955)
Changes in pension and other postretirement liabilities	(167,682)	(259,593)	91,911
Other	846,170	(441,211)	1,287,381
Net cash flow provided by operating activities	815,963	746,547	69,416
INVESTING ACTIVITIES
Construction/capital expenditures	(2,720,596)	(2,883,376)	162,780
Allowance for equity funds used during construction	29,440	31,449	(2,009)
Nuclear fuel purchases	(114,843)	(73,858)	(40,985)
Payment for purchase of plant or assets	(105,149)	(36,534)	(68,615)
Net proceeds (payments) from sale of assets	(7,082)	22,421	(29,503)
Litigation proceeds form settlement agreement	9,829	—	9,829
Changes in securitization account	337	9,685	(9,348)
Payments to storm reserve escrow account	(1,290,314)	(17)	(1,290,297)
Receipts from storm reserve escrow account	1,000,218	44,205	956,013
Decrease (increase) in other investments	(36,057)	10,753	(46,810)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	32,367	15,735	16,632
Proceeds from nuclear decommissioning trust fund sales	1,099,503	3,837,482	(2,737,979)
Investment in nuclear decommissioning trust funds	(1,121,635)	(3,804,170)	2,682,535
Net cash flow used in investing activities	(3,223,982)	(2,826,225)	(397,757)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	3,851,061	5,008,330	(1,157,269)
Treasury stock	26,952	4,039	22,913
Common stock	—	26,817	(26,817)
Retirement of long-term debt	(4,293,423)	(2,900,566)	(1,392,857)
Changes in credit borrowings and commercial paper - net	196,694	(761,244)	957,938
Capital contribution from noncontrolling interest	9,595	—	9,595
Proceeds from trust related to securitization	3,163,572	—	3,163,572
Other	10,523	20,467	(9,944)
Dividends paid:
Common stock	(410,466)	(381,224)	(29,242)
Preferred stock	(9,159)	(9,159)	—
Net cash flow provided by financing activities	2,545,349	1,007,460	1,537,889
Net increase (decrease) in cash and cash equivalents	137,330	(1,072,218)	1,209,548
Cash and cash equivalents at beginning of period	442,559	1,759,099	(1,316,540)
Cash and cash equivalents at end of period	$579,889	$686,881	$(106,992)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$454,666	$428,301	$26,365
Income taxes	$(7,485)	$27,488	$(34,973)

Entergy Corporation
Consolidated Cash Flow Statement
Twelve Months Ended June 30, 2022 vs. 2021
(Dollars in thousands)
(Unaudited)
	2022	2021	Variance

OPERATING ACTIVITIES
Consolidated net income	$1,224,573	$1,255,997	$(31,424)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	2,206,604	2,276,832	(70,228)
Deferred income taxes, investment tax credits, and non-current taxes accrued	(140,694)	(84,172)	(56,522)
Asset write-offs, impairments, and related charges (credits)	(245,061)	359,984	(605,045)
Changes in working capital:
Receivables	(154,851)	(262,583)	107,732
Fuel inventory	18,022	9,157	8,865
Accounts payable	444,126	45,097	399,029
Taxes accrued	48,108	93,376	(45,268)
Interest accrued	(22,425)	3,312	(25,737)
Deferred fuel costs	(847,181)	(368,898)	(478,283)
Other working capital accounts	(103,962)	(166,282)	62,320
Changes in provisions for estimated losses	264,552	(307,503)	572,055
Changes in other regulatory assets	93,744	(765,328)	859,072
Changes in other regulatory liabilities	(111,513)	573,759	(685,272)
Effects of securitization on regulatory assets	(1,036,955)	—	(1,036,955)
Changes in pension and other postretirement liabilities	(805,256)	(31,990)	(773,266)
Other	1,538,298	(642,652)	2,180,950
Net cash flow provided by operating activities	2,370,129	1,988,106	382,023
INVESTING ACTIVITIES
Construction/capital expenditures	(5,924,516)	(5,392,158)	(532,358)
Allowance for equity funds used during construction	68,464	86,555	(18,091)
Nuclear fuel purchases	(207,497)	(175,930)	(31,567)
Payment for purchase of plant or assets	(236,919)	(259,022)	22,103
Net proceeds (payments) from sale of assets	(12,082)	22,421	(34,503)
Litigation proceeds form settlement agreement	9,829	—	9,829
Changes in securitization account	4,321	2,259	2,062
Payments to storm reserve escrow account	(1,290,322)	(325)	(1,289,997)
Receipts from storm reserve escrow account	1,039,118	301,204	737,914
Increase in other investments	(44,467)	(4,264)	(40,203)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	65,868	21,194	44,674
Proceeds from nuclear decommissioning trust fund sales	2,815,650	5,695,746	(2,880,096)
Investment in nuclear decommissioning trust funds	(2,864,480)	(5,698,018)	2,833,538
Net cash flow used in investing activities	(6,577,033)	(5,400,338)	(1,176,695)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	7,151,158	12,426,521	(5,275,363)
Treasury stock	28,890	4,886	24,004
Common stock	173,959	26,817	147,142
Retirement of long-term debt	(6,220,684)	(7,460,025)	1,239,341
Changes in credit borrowings and commercial paper - net	531,626	(1,079,974)	1,611,600
Capital contributions from noncontrolling interest	60,797	—	60,797
Proceeds from trust related to securitization	3,163,572	—	3,163,572
Other	33,277	21,391	11,886
Dividends paid:
Common stock	(804,364)	(757,652)	(46,712)
Preferred stock	(18,319)	(18,319)	—
Net cash flow provided by financing activities	4,099,912	3,163,645	936,267
Net decrease in cash and cash equivalents	(106,992)	(248,587)	141,595
Cash and cash equivalents at beginning of period	686,881	935,468	(248,587)
Cash and cash equivalents at end of period	$579,889	$686,881	$(106,992)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$869,593	$826,976	$42,617
Income taxes	$63,404	$6,267	$57,137